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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1), and related Prospectus of Pittsburgh Home Capital Trust I for the registration of up to 1,265,000 shares of its ____% Cumulative Trust Preferred Securities and to the use of our report dated October 29, 1997, with respect to the financial statements of Pittsburgh Home Financial Corp. included in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.





                                        Ernst & Young LLP

Pittsburgh, Pennsylvania

January 9, 1998